UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021 (December 16, 2021)

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, texas	75039-2298
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange
0.142% Notes due 2024	XOM24B	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 below as to the satisfaction and discharge of the Indenture dated as of March 20, 2014 (as amended or supplemented to date, the “Indenture”) between Exxon Mobil Corporation (the “Company”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) with respect to the Notes (as defined below) is incorporated by reference into this Item 1.02.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 16, 2021, at the Company’s request, the Trustee delivered a notice of redemption to holders of the Company’s 2.397% Notes due 2022 issued under the Indenture (the “Notes”), stating that the Company will redeem all $1,150.0 million in aggregate principal amount of the outstanding Notes, in accordance with the Indenture. The redemption date will be January 6, 2022 (the “Redemption Date”) and the redemption price will be 100.000% of the principal amount of the Notes redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date. No 2.397% Notes due 2022 will remain outstanding.

Item 8.01	Other Events.

On December 17, 2021, the Company irrevocably deposited with the Trustee sufficient funds to fund the redemption of the outstanding Notes on the Redemption Date. After the deposit of such funds, the Indenture was satisfied and discharged with respect to the Notes in accordance with its terms. The Company paid for the discharge of all such Notes using cash on hand.

As a result of the satisfaction and discharge of the Indenture with respect to the Notes, the Company has been released from its obligations under the Indenture in respect of the Notes, except those provisions of the Indenture that, by their terms, survive the satisfaction and discharge of the Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2021	EXXON MOBIL CORPORATION

	By:	/s/ LEN M. FOX
		Name:	Len M. Fox
		Title:	Vice President and Controller (Principal Accounting Officer)